THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotesSM
            With Maturities of Nine Months or More from Date of Issue



Registration No. 333-136666
Filed Pursuant to Rule 424(b)(5)
Pricing Supplement No. 2
(To Prospectus dated August 16, 2006)
Trade Date: February 19, 2008
Issue Date: February 22, 2008
The date of this Pricing Supplement is February 11, 2008


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                                              IncomeNotesSM due February 15, 2010
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                                                                                                                      Interest
                                                     Price to     Discounts &                                          Payment
 CUSIP#        Interest Rate       Maturity Date      Public      Commissions      Reallowance         Dealer         Frequency
------------------------------------------------------------------------------------------------------------------------------------
07387EHU4          5.20%            02/15/2010       100.00%        0.400%           0.100%            99.700%       Semi Annually
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

------------------------------------------------------------------------------------------------------------------------------------
First Interest         First Interest         Survivor's
 Payment Date          Payment Amount           Option          Subject to Redemption           Date and Terms of Redemption
------------------------------------------------------------------------------------------------------------------------------------
  08/15/2008               $26.00                 Yes                    No                             Non-redeemable.
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



------------------------------------------------------------------------------------------------------------------------------------
                                              IncomeNotesSM due February 15, 2018
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Interest
                                                     Price to     Discounts &                                          Payment
 CUSIP#        Interest Rate       Maturity Date      Public      Commissions      Reallowance         Dealer         Frequency
------------------------------------------------------------------------------------------------------------------------------------
07387EHV2          7.40%             02/15/2018      100.00%        1.500%           0.200%           98.750%       Semi Annually
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

------------------------------------------------------------------------------------------------------------------------------------
First Interest         First Interest         Survivor's
 Payment Date          Payment Amount           Option          Subject to Redemption           Date and Terms of Redemption
------------------------------------------------------------------------------------------------------------------------------------
 08/15/2008               $37.00                  Yes                    Yes             Commencing on 2/15/2010 and thereafter,
                                                                                         the Notes may be called at par at the
                                                                                         option of the Company on thirty days'
                                                                                         notice.
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

                                       ***

The distribution of IncomeNotesSM will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.